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                                                           Exhibit 3(ii)

                      AMENDED AND RESTATED BY-LAWS
                                   OF
                        TRANS WORLD AIRLINES, INC.



                           ARTICLE I - OFFICES


     Section 1.1. Registered Office in Delaware: Registered Agent


     The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, and the name of its registered agent at such address is The Corporation Trust Company. Said registered office and said registered agent may be changed as provided by the General Corporation Law (as now or hereafter in effect) of the State of Delaware ("GCL").

     Section 1.2. Other Offices

     The Corporation may have other offices in or outside the State of Delaware.



                        ARTICLE II - STOCKHOLDERS


Section 2.1. Place of Meetings

     Meetings of stockholders shall be held in such place in the United States as the Board of Directors may determine, at the address in said city or in such other place determined by the Directors. The Board of Directors may postpone and reschedule any previously scheduled annual or special meeting of the stockholders.

Section 2.2. Annual Meetings

     An annual meeting of stockholders shall be held for the election of Directors and the transaction of such other business as may properly come before such meeting on the third Tuesday in April in each year (or, if that day shall be a legal holiday in the place in which the meeting is to be held, then on the next following day not such a legal holiday) at twelve o'clock noon at the place where the meeting is to be held, or at such other date and time as the Board of Directors may determine.

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Section 2.3  Special Meetings

     (a)     Generally

     Special meetings of the stockholders may be called only by (i) the Chairman of the Board, (ii) the Secretary within ten (10) calendar days after receipt of the written request of a majority of the total number of Directors that the Corporation would have if there were no vacancies, provided, however, that the total number of Directors shall be determined without inclusion of Directors to be named by holders of the Corporation's existing twelve percent (12%) Preferred Stock (the "Preferred Stock") issued and distributed pursuant to the amended plan of reorganization confirmed by the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") in the bankruptcy case captioned In re Trans World Airlines, Inc. (Case No. 92-115) ("Plan of
          --------------------------------
Reorganization") until such persons have been elected in accordance with these By-Laws (the "Whole Board"), and (iii) as provided in Section 2.3(b) hereof. Any such request by a majority of the Whole Board must be sent to the Chairman of the Board and the Secretary and must state the purpose or purposes of the proposed meeting. Special meetings of holders of the outstanding Preferred Stock, if any, may be called in the manner and for the purposes provided in the Certificate of Designation, Preferences and Rights of the Preferred Stock (the "Preferred Stock Designation").

(b)  Request of Stockholders

     Upon the receipt by the Corporation of a written request executed by the holders of not less than thirty-five percent (35%) of the outstanding Voting Stock (as hereinafter defined) (a "Meeting Request"), the Board of Directors will (i) call a special meeting of the stockholders for the purposes specified in the Meeting Request and (ii) fix a record date for the determination of stockholders entitled to notice of and to vote at such meeting, which record date will not be later than sixty (60) calendar days after the date of receipt by the Corporation of the Meeting Request; provided, however, that no separate special meeting of stockholders requested pursuant to a Meeting Request will be required to be convened if (A) the Board of Directors calls an annual or special meeting of stockholders to be held not later than ninety (90) calendar days after receipt of such Meeting Request and (B) the purposes of such annual or special meeting include (among any other matters properly brought before the meeting) the purposes specified in such Meeting Request. Notwithstanding any provision of the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") or these By-Laws to the contrary, this Section 2.3(b) may not be amended or repealed by the Board of Directors, and no provision inconsistent therewith may be adopted by the Board of Directors, without the affirmative vote of the holders of at least a majority of the Voting Stock, voting together as a single class, present or represented by proxy and entitled to vote at any annual or special meeting of stockholders at which such vote is to be taken. The term "Voting Stock" means stock of the Corporation of any class or series entitled to vote generally in the election of Directors and shall not include any class or series of preferred stock of the Corporation unless the certificate of designations, preferences and rights for such class or series of preferred stock shall specifically state that such class or series shall be deemed "Voting Stock" for purposes of the Certificate of Incorporation.

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(c)  Date and Time of Special Meeting

     Special meetings shall be held at such date and time as shall be determined by the Board of Directors.

(d)  Application of By-Laws

     Provisions of the By-Laws relating to meetings of stockholders (other than provisions thereof relating to meetings of all stockholders) shall apply to special meetings of the holders of the Corporation's preferred stock and special meetings of the holders of Common Stock.

     Section 2.4. Fixing Date for Determination of Stockholders of Record

     The Board of Directors may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, by fixing, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any such action. If in any case the Board of Directors does not fix such a record date, the record date for such meeting or action shall be the date determined pursuant to the GCL.

Section 2.5. Notice of Meeting

     Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour, and, in the case of a special meeting, the purpose or purposes for which the meeting is called and, if the list of stockholders required by Section 2.6 hereof is not to be at such place at least ten (10) days prior to the meeting, the place where said list will be. Except as otherwise provided by the GCL, the written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation. An affidavit of the Secretary or an Assistant Secretary or of the Transfer Agents of the Corporation that the notice has been given shall be made and filed with the records of the meeting.

Section 2.6. List of Stockholders Entitled to Vote

     The Secretary shall make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number and class of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten
(10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be


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held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Section 2.7. Chairman and Secretary at Meetings

     At each meeting of stockholders the Chairman of the Board, or in his or her absence the person designated in writing by the Chairman of the Board, or, if no person is so designated, then a person designated by a majority of the Whole Board, shall preside as chairman of the meeting. The Secretary, or in his or her absence a person designated by the chairman of the meeting, shall act as secretary of the meeting.

     Section 2.8. Quorum

     At any meeting of stockholders the holders of record of the Corporation who are entitled to cast a majority of the votes that can be cast by stockholders at such meeting (and, with respect to any matter as to which any stockholders are entitled to vote separately as a class, the holders of record of a majority of the shares of each such class) present in person or represented by proxy and entitled to vote at such meeting, shall constitute a quorum for the transaction of business at such meeting, except that when the GCL or the Certificate of Incorporation requires a larger number for the taking of action on any matter such larger number shall constitute a quorum. In the absence of a quorum (or a quorum of any such class) at a meeting, the chairman of the meeting or the stockholders present in person or represented by proxy and entitled to vote at such meeting, though less than a quorum, may adjourn the meeting from time to time until a quorum (or a quorum of such class) is present; provided, however, that the chairman of the meeting may, in his or her discretion, rule that a motion for such an adjournment is out of order until all business for which a quorum is present has been transacted. At any such adjourned meeting at which a quorum (or a quorum of a class) is present, any business may be transacted that might have been transacted at the original meeting if a quorum (or a quorum of such class) had then been present

     Section 2.9  Voting

     Except as otherwise provided by the GCL, by the Certificate of Incorporation or by the certificate of designations, preferences and rights for any class or series of the Corporation's preferred stock, each stockholder will be entitled at every meeting of the stockholders to one vote for each share of stock having voting power standing in the name of such stockholder on the books of the Corporation on the record date for the meeting and such votes may be cast either in person or by written proxy. Every proxy must be duly executed and filed with the Secretary. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary. The vote upon any question brought before a meeting of the stockholders may be by voice vote, unless otherwise required by the Certificate of Incorporation or these By-Laws or unless the chairman of the meeting or the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting otherwise determine. Every vote taken by written ballot will be counted by the inspectors of election. When a quorum is present at any meeting, the affirmative vote of the holders of a majority of the stock


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present in person or represented by proxy at the meeting and entitled to vote on the subject matter which has actually been voted will be the act of the stockholders, except as otherwise provided in these By-Laws, the Certificate of Incorporation or the certificate of designations, preferences and rights for any class or series of the Corporation's preferred stock.

     Section 2.10.  Order of Business

     (a)     Presiding Officer

     The chairman of the meeting will call meetings of the stockholders to order and will act as presiding officer thereof. Unless otherwise determined by the Board of Directors prior to the meeting, the chairman of the meeting of the stockholders will also determine the order of business and have the authority in his or her sole discretion to regulate the conduct of any such meeting, including without limitation by imposing restrictions on the persons (other than stockholders of the Corporation or their duly appointed proxies) who may attend any such stockholders' meeting, by ascertaining whether any stockholder or his or her proxy may be excluded from any meeting of the stockholders based upon any determination by the chairman of the meeting, in his or her sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, and by determining the circumstances in which any person may make a statement or ask questions at any meeting of the stockholders.

     (b)     Business Conducted

     At an annual meeting of the stockholders, only such business will be conducted or considered as is properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors in accordance with Section
2.5 hereof, (ii) otherwise properly brought before the meeting by the chairman of the meeting or by or at the direction of a majority of the Whole Board, or (iii) otherwise properly requested to be brought before the meeting by a stockholder of the Corporation in accordance with
Section 2.10(c) hereof.

     (c)     Stockholder's Notice

     For business to be properly requested by a stockholder to be brought before an annual meeting, the stockholder must (i) be a stockholder of the Corporation of record at the time of the giving of the notice for such annual meeting provided for in these By-Laws, (ii) be entitled to vote at such meeting, and (iii) have given timely notice thereof in writing to the Secretary. To be timely a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than forty-five (45) calendar days before the date on which the Corporation first mailed its proxy materials for the prior year's annual meeting of stockholders. If the date of the annual meeting changes by more than thirty (30) days from the prior year, then the notice must have been received a reasonable time before the Corporation mails its proxy materials, but in any event, not less than twenty-five (25) calendar days prior to such mailing. A stockholder's notice to the Secretary must be set forth as to each matter the stockholder proposes to bring before the annual meeting (A) a description in reasonable detail of


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the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (C) the class and number of shares of the Corporation that are owned beneficially and of record by the stockholder proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made, and (D) any material interest of such stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made in such business. Notwithstanding the foregoing provisions of this Section 2.10(c), a stockholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this
Section 2.10(c). Nothing in this Section 2.10(c) will be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

     (d)     Special Meeting of Stockholders

     At a special meeting of stockholders, only such business may be conducted or considered as is properly brought before the meeting. To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the chairman of the meeting or a majority of the Whole Board in accordance with Section 2.5 hereof or (ii) otherwise properly brought before the meeting by the chairman of the meeting or by or at the direction of a majority of the Whole Board.

     (e)     Determination of Business Properly Brought

     The determination of whether any business sought to be brought before any annual or special meeting of the stockholders is properly brought before such meeting in accordance with this Section 2.10 will be made by the chairman of such meeting. If the chairman of the meeting determines that any business is not properly brought before such meeting, he or she will so declare to the meeting and any such business will not be conducted or considered.

     Section 2.11.  Adjourned Meetings

     A meeting of stockholders may be adjourned to another time or place as provided herein. Whenever a meeting is adjourned, the determination of stockholders of record shall apply to any adjournment to the meeting unless the Board of Directors fixes a new record for the adjourned meeting, in which event the new record date shall determine the stockholders of record for the adjourned meeting. Notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting. At any such adjourned meeting at which a quorum (or a quorum of a class) is present, any business may be transacted that might have been transacted at the original meeting if a quorum (or a quorum of such class) had then been presented.


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     Section 2.12 Inspectors of Election

     The chairman of the meeting shall appoint as many inspectors of election as may be required to conduct the vote cast by ballot on any matter coming before the meeting.



                  ARTICLE III - DIRECTORS

Section 3.1  Board of Directors

     (a)     Powers

     The business of the Corporation shall be managed by a Board of Directors, except as may be otherwise provided by the GCL.

(b)  Number

     The number of Directors that shall constitute the Whole Board of Directors shall be fifteen (15). Such number shall be automatically increased by two whenever the holders of Preferred Stock become entitled, pursuant to the Preferred Stock Designation, to elect two (2) Directors and such persons have been elected in accordance with the By-Laws and the number of Directors shall be automatically reduced by two (2) whenever the right of the holders of Preferred Stock to elect such two (2) Directors shall cease. Except upon the affirmative vote of the holders of at least a majority of the Preferred Stock, voting as a single class, no resolution or amendment may change the number of Directors to be elected by the holders of Preferred Stock as above stated.

(c)  Classes

     The Board of Directors shall be divided into Class I, Class II and Class III, with five (5) Directors in each class, as provided in the Certificate of Incorporation.

(d)  Qualification

     Directors need not be stockholders.

     (e)     Term of Office

     Subject to the provisions of Article Ninth of the Certificate of Incorporation, each Director shall hold office from the day he or she is elected or chosen until the next annual meeting of all stockholders and until his or her successor is elected and qualified or until his or her earlier resignation, death or removal or, in the case of Directors elected only by the holders of Preferred Stock, until their term of office ends pursuant to the provisions of the Preferred Stock Designation.


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     Section 3.2  Vacancies

     Subject to the rights, if any, of any class or series of the Corporation's preferred stock specified in the certificate of designations, preferences and rights relating to such class or series to elect additional Directors, including without limitation, under the circumstances specified in the Preferred Stock Designation and Section 3.5 hereof, newly created directorships resulting from any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal, or other cause will be filled solely by the affirmative vote of sixty percent (60%) of the remaining Directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining Director provided, however, any such vacancies arising during the first or second term of a Class I, Class II or Class III Director will be filled by a nominee of the remaining Directors who were nominated by the same Original Nominating Entity as the vacating Director in accordance with the procedures set out in Article Ninth, Section 2 of the Certificate of Incorporation. Any Director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor is elected and qualified. No decrease in the number of Directors constituting the Board of Directors will shorten the term of an incumbent Director.

     Section 3.3  Resignation

     Any Director may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if no time be specified, upon receipt thereof by the Board of Directors or one of the above named Officers and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective. When one or more Directors shall resign from the Board of Directors, a majority of the Directors then in office, including those who have tendered resignations with respect to which effectiveness has not occurred, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective and each Director so chosen shall hold office for the term specified in Section 3.1(e) hereof. Notwithstanding the foregoing prior to the third annual election of directors, such vacancies shall be filled in accordance with the terms of Section 3.5(a) hereof.

     Section 3.4  Removal

     Subject to the rights, if any, of the holders of Preferred Stock to elect additional Directors under circumstances specified in the Preferred Stock Designation and Section 3.5(a) hereof, any Director may be removed from office by the stockholders only for cause and only in the manner provided in the Certificate of Incorporation.



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Section 3.5  Nominations of Directors; Election

     (a)     Procedures for the First Three Annual Elections

     Through the annual election of Directors at the annual meeting of stockholders to be held in 1996, nominations for Directors whether to fill a vacancy created by resignation, removal or otherwise, shall be made in accordance with Article Ninth of the Certificate of Incorporation.

     (b)     Procedures After the 1996 Annual Election of Directors

             (i)   Eligibility for Election

     Subject to the rights, if any, of any class or series of the Corporation's preferred stock specified in the certificate of designations, preferences and rights relating to such class or series to elect additional Directors, including without limitation, under the circumstances specified in the Preferred Stock Designation and Section 3.5(a) hereof, only persons who are nominated in accordance with the following procedures will be eligible for election at a meeting of stockholders as Directors of the Corporation.

             (ii)  Nominations

     Nominations of persons for election as Directors of the Corporation may be made only at an annual meeting of stockholders (i) by or at the direction of the Board of Directors, or (ii) by any stockholder who is a stockholder of record at the time of giving of notice provided for in this Section 3.5, who is entitled to vote for the election of Directors at such meeting, and who complies with the procedures set forth in this Section 3.5(b). All nominations by stockholders must be made pursuant to timely notice in proper written form to the Secretary.

             (iii) Stockholder Nominations

                   To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than forty-five (45) calendar days before the date on which the Corporation first mailed its proxy materials for the prior year's annual meeting of stockholders. If the date of the annual meeting changes by more than thirty (30) days from the prior year, then the notice must have been received a reasonable time before the Corporation mails its proxy materials, but in any event, not less than twenty-five (25) calendar days prior to such mailing. To be in proper written form, such stockholder's notice must set forth or include (i) the name and address, as they appear on the Corporation's books, of the stockholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) a representation that the stockholder giving the notice is a holder of record of stock of the Corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice; (iii) the class and number of shares


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     of stock of the Corporation owned beneficially and of record by the stockholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made; (iv) a description of all arrangements or understandings between or among any of (A) the stockholder giving the notice, (B) the beneficial owner on whose behalf the notice is given, (C) each nominee, and (D) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder giving the notice; (v) such other information regarding each nominee proposed by the stockholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (vi) the signed consent of each nominee to serve as a director of the Corporation if so elected. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director must furnish to the Secretary that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. The chairman of the meeting or stockholders will, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by this Section 3.5, and if he or she should so determine, he or she will so declare to the meeting and the defective nomination will be disregarded. Notwithstanding the foregoing provisions of this
     Section 3.5, a stockholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 3.5.

     Section 3.6  Regular Meetings

     Regular meetings of the Board of Directors may be held immediately after the annual meeting of the stockholders and at such other time and place either within or without the State of Delaware as may from time to time be determined by the Board of Directors. Notice of regular meetings of the Board of Directors need not be given.

Section 3.7. Special Meetings

     Special meetings of the Board of Directors may be called by the Chairman or the President on one (1) day's notice to each Director by whom such notice is not waived, given either personally or by mail, telephone, telegram, telex, facsimile, or similar medium of communication, and will be called by the Chairman or the President in like manner and on like notice on the written request of five (5) or more Directors. Special meetings of the Board of Directors may be held at such time and place either within or without the State of Delaware as is determined by the Board of Directors or specified in the notice of any such meeting.

     Section 3.8. Quorum

     At all meetings of the Board of Directors, a majority of the total number of Directors then in office will constitute a quorum for the transaction of business. Except for the designation of committees as hereinafter provided and except for actions required by these By-Laws or the Certificate of Incorporation to be taken by a majority of the Whole Board or by eighty percent


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(80%) of the Directors then in office, the act of a majority of the
Directors present at any meeting at which there is a quorum will be the act of the Board of Directors. If a quorum is not present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time to another place, time, or date, without notice other than announcement at the meeting, until a quorum is present.

Section 3.9. Participation in Meetings by Telephone Conference

     Members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or any such committee, as the case may be, by means of telephone conference or similar means by which all persons participating in the meeting can hear each other, and such participation in a meeting will constitute presence in person at the meeting.

     Section 3.10.  Committees

     (a)     Generally

     The Board of Directors, by resolution passed by a majority of the Whole Board, will designate executive, audit and compensation committees of not less than five (5) members of the Board of Directors.

     (b)     The Executive Committee

     The Board of Directors may appoint an Executive Committee from time to time. The Executive Committee will have the authority to exercise the power of the Board of Directors in the management and business affairs of the company except in so far as it may otherwise be limited in the last sentence of this Subsection 3.10(b).

     The Executive Committee will be composed as the Board of Directors may, from time to time, determine. The Executive Committee will have and may exercise the powers of the Board of Directors granted to it by the Board of Directors from time to time, except the power to amend these By-Laws or the Certificate of Incorporation (except, to the extent authorized by a resolution of the Whole Board, to fix the designation, preferences, and other terms of any class or series of preferred stock), adopt an agreement of merger or consolidation, authorize the issuance of stock, declare a dividend or recommend to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation's property and assets, a dissolution of the Corporation, or a revocation of a dissolution, and except as otherwise provided by the GCL.

(c)  The Audit Committee

     The Audit Committee will review the professional services to be provided by the Corporation's independent auditors and the independence of such auditors from the management of the Corporation. The Audit Committee will also review the scope of the audits by the Corporation's independent auditors, the annual financial statements of the Corporation, the Corporation's system


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of internal accounting controls and such other matters with respect to the accounting, auditing and financial reporting practice and procedures of the Corporation as it may find appropriate or as may be brought to its attention. The Audit Committee will also meet from time to time with members of the Corporation's internal audit staff.

     (d)     The Compensation Committee

     The Compensation Committee will review executive salaries, administer the bonus, incentive, compensation and stock option plans of the Corporation and approve the salaries and other benefits of the executive officers of the Corporation.

     (e)     Other Committees

     The Board of Directors, by resolution passed by a majority of the Whole Board, may designate one or more additional committees, each such committee to consist of one or more Directors and each to have such lawfully delegable powers and duties as the Board of Directors may confer.

     (f)     Terms; Appointment

     The Executive, Audit and Compensation Committees and each other committee of the Board of Directors will serve at the pleasure of the Board of Directors or as may be specified in any resolution from time to time adopted by the Board of Directors. The Board of Directors may designate one or more Directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of such committee. In lieu of such action by the Board of Directors, in the absence or disqualification of any member of a committee of the Board of Directors, the members thereof present at any such meeting of such committee and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

(g)  Powers

     Except as otherwise provided in these By-Laws or the GCL, any committee of the Board of Directors, to the extent provided in the resolution of the Board of Directors establishing such committee (subject to the limitations in Section 3.10(b) hereof), will have and may exercise such other powers and authority of the Board of Directors in the direction of the management of the business and affairs of the Corporation as the Board of Directors may from time to time prescribe by resolution. Any such committee designated by the Board of Directors will have such name as may be determined from time to time by resolution adopted by the Board of Directors. Unless otherwise prescribed by the Board of Directors, a majority of the members of any committee of the Board of Directors will constitute a quorum for the transaction of business, and the act of a majority of the members present at a meeting at which there is a quorum will be the act of such committee. Each committee of the Board of Directors may prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors, and will keep a written record of all actions taken by it.

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

(h)  Composition of Committees

     A majority of the members of the Executive, Audit and Compensation Committees, and all of the members of any other committee the primary responsibilities of which include (i) reviewing the professional services to be provided by the Corporation's independent auditors and the independence of such firm from the Corporation's management, reviewing financial statements with management or independent auditors, and/or reviewing internal accounting controls, (ii) reviewing and approving salaries and other compensation, whether cash or non-cash, and benefits of the Corporation's executive officers, or (iii) subject to the nominations procedures set forth in the Certificate of Incorporation and these By-Laws, recommending candidates to the Board of Directors for nomination for election to the Board of Directors, will be non-employee Directors.

     (i)     ALPA, IAM and IFFA Representation

     A Director elected by the holders of ALPA Preferred Stock, a Director elected by the holders of IAM Preferred Stock and a Director elected by the holders of IFFA Preferred Stock (collectively the "Labor Directors") shall be entitled to sit as voting members of any committee authorized hereby, including committees existing on the effective date hereof, which shall consider, review, or authorize the merger, consolidation, restructuring or business combination of the Corporation with, or into, any other entity or the sale, transfer or abandonment of significant assets of the Corporation. The Labor Directors shall serve one year terms on a rotating basis on the Compensation, Finance and Executive Committees.

     Section 3.11.  Compensation

     The Board of Directors may establish the compensation for, and reimbursement of the expenses of, Directors for membership on the Board of Directors and on committees of the Board of Directors, attendance at meetings of the Board of Directors or committees of the Board of Directors, and for other services by Directors to the Corporation or any of its majority-owned subsidiaries.

Section 3.12 Rules

     The Board of Directors may adopt rules and regulations for the conduct of meetings and the oversight of the management of the affairs of the Corporation.


                         ARTICLE IV - OFFICERS

     Section 4.1  Officers; Titles, Selection, Term, and Qualification

     The Officers of the Corporation shall be a Chief Executive Officer, who may be designated as Chairman of the Board and/or President, one or more Vice Chairmen, one or more Vice Presidents (one or more who may be designated as Senior Vice President(s) or such other

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

descriptive title as the Board shall determine), a Treasurer, a Controller, a Secretary, and such other Officers and Assistant Officers as the Board of Directors may, from time to time, elect, each of whom shall be elected by and subject to the control of the Board of Directors. Each Officer shall hold office from the time he or she is elected or appointed and qualified, unless he or she shall resign, die, or be removed at an earlier date. Any number of offices may be held by the same person. Except as may be required by the GCL, any office may be left vacant from time to time.

     Section 4.2  Appointment of Staff and Assistant Officers

     The Chief Executive Officer of the Corporation may, except as provided in Section 4.1 hereof, create and fill any positions, including the positions of Staff, Regional, and Assistant Vice Presidents, Assistant Treasurers, and Assistant Controllers, that he or she may deem advisable, and may delegate that authority in whole or in part to any Officer or Officers, as permitted by the Certificate of Incorporation and the By-Laws.

     Section 4.3. Removal

     The Board of Directors may remove any Officer, with or without cause, at any time, but only by the affirmative vote of a majority of the Whole Board. All employees shall hold their positions at the discretion of, and may be removed at any time by, the Committee, Officer, or other person having the authority to employ them, as well as the Board of Directors.

     Section 4.4. Resignation

     Any Officer may resign at any time by giving written notice of such resignation to the Board of Directors, the Chief Executive Officer, or the Officer to whom he or she reports. Any such resignation shall take effect at the time specified therein or, if no time be specified, upon receipt thereof by the Board of Directors or one of the above named Officers and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 4.5. Vacancies

     Any vacancy in the Office of any Officer, however caused, may be filled by the Board of Directors or the Executive Committee.

     Section 4.6  Chairman of the Board

     The Chairman of the Board shall preside at all meetings of the Board of Directors at which he or she is present and shall have such other powers and duties as the By-Laws or the Board of Directors may from time to time prescribe.

     Section 4.7  Vice Chairman

     Each Vice Chairman shall oversee such of the daily operations of the Corporation and its subsidiaries and operating divisions as may be assigned by the Chief Executive Officer, and shall

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

have such powers and duties as the By-Laws or the Board of Directors or the Chief Executive Officer, pursuant to the authority of the Board of Directors, may from time to time prescribe.

     Section 4.8  President

     The President shall have such powers and duties as the By-Laws or the Board of Directors or the Chief Executive Officer, pursuant to the authority of the Board of Directors, may from time to time prescribe.

     Section 4.9  Chief Executive Officer

     The Chief Executive Officer shall have general charge of the business and affairs of the Corporation and shall exercise and perform the duties incident to the office of Chief Executive Officer of the Corporation, subject to the direction of the Board of Directors. He or she shall have such other powers and duties as the By-Laws or the Board of Directors may from time to time prescribe. During the absence of the Chief Executive Officer or his or her inability to act, the Officer designated by the Board of Directors shall exercise the powers of the Chief Executive Officer, subject to the direction of the Board of Directors.

     Section 4.10 Officer Vice Presidents

     Each Vice President who is an Officer shall have such powers and duties as the Board of Directors or the Chief Executive Officer, pursuant to the authority of the Board of Directors, may from time to time prescribe.

     Section 4.11 Treasurer

     The Treasurer shall have the care of all funds and securities of the Corporation and shall have such other powers and duties as the Board of Directors or the Chief Executive Officer, pursuant to the authority of the Board of Directors, may from time to time prescribe.

     Section 4.12 Controller

     The Controller shall have the supervision of the books of account of the Corporation and shall have such other powers and duties as the Board of Directors or the Chief Executive Officer, pursuant to the authority of the Board of Directors, may from time to time prescribe.

     Section 4.13 Secretary

     The Secretary shall record all the proceedings of the meetings of the stockholders, the Board of Directors, and the Executive Committee, and, unless otherwise directed, of the other committees of the Board of Directors, in books to be kept for that purpose. He or she shall have such other powers and duties as the Board of Directors or the Chief Executive Officer, pursuant to the authority of the Board of Directors, may from time to time prescribe.

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

     Section 4.14 Assistant Officers

     Assistant Officers shall have such powers and duties as the By-Laws, the Board of Directors or the Chief Executive Officer, pursuant to the authority of the Board of Directors, may from time to time prescribe.

     Section 4.15.  Bond

     The Corporation may, but need not, secure the fidelity of any or all of its Officers, agents, or employees by bond or otherwise.



                       ARTICLE V - CAPITAL STOCK

     Section 5.1  Stock Certificates

     The interest of each holder of stock of the Corporation shall be evidenced by a certificate or certificates in such form as the Board of Directors may from time to time prescribe. Each certificate shall state the number and class of shares that it represents. Each certificate shall be signed by, or in the name of the Corporation by, the Chairman of the Board, the President or a Vice President and by the Treasurer or the Secretary, except that where any such certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or (2) by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any Officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon a certificate, shall have ceased to be such Officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such Officer, transfer agent or registrar at the date of issue.

     Section 5.2  Transfer of Stock

     Shares of stock shall be transferable on the books of the Corporation pursuant to the GCL and such rules and regulations as the Board of Directors shall from time to time prescribe.

     Section 5.3  Transfer Agent; Registrar

     The Board of Directors may appoint one or more transfer agents and one or more registrars for each class of stock it issues and may require each stock certificate to bear the signature of a transfer agent or a registrar or both.

     Section 5.4. Holders of Record

     The Corporation may treat the holder of record of a share of its stock as the complete owner thereof entitled to receive dividends thereon and to vote such share and otherwise entitled to all the rights and powers of a complete owner thereof, notwithstanding notice to the contrary.

     Section 5.5. Fractional Shares

     The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a stockholder except as therein provided.

     The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

     Section 5.6. Lost, Stolen or Destroyed Certificates

     The Corporation may issue a new certificate of stock in place of any certificate, theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.


                ARTICLE VI  - INDEMNIFICATION PROCEDURES

     Section 6.1. Indemnification Procedures

     In furtherance of the indemnification permitted by Article Eleventh of the Certificate of Incorporation, but not in limitation thereof, the following procedures, presumptions, and remedies will apply with respect to advancement of expenses and the right to indemnification under the Certificate of Incorporation. When used herein the term "indemnitee" shall mean any person who is one of the persons set forth in Article Eleventh of the Certificate of Incorporation as being entitled to indemnification.

     (a)     Advances

     All reasonable expenses incurred by or on behalf of an indemnitee in connection with any proceeding will be advanced to the indemnitee by the Corporation within thirty (30) calendar days after the receipt by the Corporation of a statement or statements from the indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such proceeding. Such statement or statements will describe in reasonable detail the expenses incurred by the indemnitee and, if and to the extent required by the GCL at the time of such advance, will include or be accompanied by an undertaking by or on behalf of the indemnitee to repay such amounts advanced as to which it may ultimately be determined that the indemnitee is not entitled.

If such an undertaking is required by the GCL at the time of an advance, no security will be required for such undertaking and such undertaking will be accepted without reference to the recipient's financial ability to make repayment

     (b)     Procedures

     To obtain indemnification the indemnitee will submit to the Secretary of the Corporation a written request, including such documentation supporting the claim as is reasonably available to the indemnitee and is reasonably necessary to determine whether and to what extent the indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the indemnitee's entitlement to indemnification will be made not less than sixty (60) calendar days after receipt by the Corporation of the written request for indemnification together with the Supporting Documentation. The Secretary will promptly upon receipt of such a request for indemnification advise the Board of Directors in writing that the indemnitee has requested indemnification. The indemnitee's entitlement to indemnification hereunder will be determined in one of the following ways: (i) by a majority vote of the Disinterested Directors (as hereinafter defined), if they constitute a quorum of the Board of Directors, or, in the case of an indemnitee that is not a present or former officer of the Corporation, by any committee of the Board of Directors or committee of officers or agents of the Corporation designated for such purpose by a majority of the Whole Board; (ii) by a written opinion of Independent Counsel (as hereinafter defined) if (1) a Change of Control (as hereinafter defined) has occurred and the indemnitee so requests or (2) in the case of an indemnitee that is a present or former officer of the Corporation, a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, a majority of such Disinterested Directors so directs; (iii) by the stockholders (but only if a majority of the Disinterested Directors, if they constitute a quorum of the Board of Directors, presents the issue of entitlement to indemnification to the stockholders for their determination); or (iv) as provided below. In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to clause (ii) above, a majority of the Disinterested Directors will select the Independent Counsel, but only an Independent Counsel to which the indemnitee does not reasonably object; provided, however, that if a Change of Control has occurred, the indemnitee will select such Independent Counsel, but only an Independent Counsel to which the Board of Directors does not reasonably object

     Except as otherwise expressly provided herein the indemnitee will be presumed to be entitled to indemnification upon submission of a request for indemnification together with the Supporting Documentation in accordance herewith above, and thereafter the Corporation will have the burden of proof to overcome that presumption in reaching a contrary determination.
In any event, if the person or persons empowered hereunder to determine entitlement to indemnification has not been appointed or has not made a determination within sixty (60) calendar days after receipt by the Corporation of the request therefor together with the Supporting Documentation, the indemnitee will be deemed to be entitled to indemnification and the indemnitee will be entitled to such indemnification unless (i) the indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (ii) such indemnification is prohibited by law. The termination of any proceeding, or of any claim, issue, or matter therein, by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, adversely affect the right of the indemnitee to indemnification or create a presumption that the indemnitee did not act in good faith and in a manner which the indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal proceeding, that the indemnitee had reasonable cause to believe that his or her conduct was unlawful.

     In the event that a determination is made pursuant hereto that the indemnitee is not entitled to indemnification (i) the indemnitee will be entitled to seek an adjudication of his or her entitlement to such indemnification either, at the indemnitee's sole option, in (x) an appropriate court of the State of Delaware or any other court of competent jurisdiction or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; (ii) any such judicial proceeding or arbitration will be de novo and the indemnitee will not be prejudiced by reason of such adverse determination; and (iii) in any such judicial proceeding or arbitration the Corporation will have the burden of proving that the indemnitee is not entitled to indemnification.

     If a determination is made or deemed to have been made, pursuant hereto that the indemnitee is entitled to indemnification, the Corporation will be obligated to pay the amounts constituting such indemnification within five (5) business days after such determination has been made or deemed to have been made and will be conclusively bound by such determination unless (i) the indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (ii) such indemnification is prohibited by law. In the event that advancement of expenses is not timely made pursuant hereto or payment of indemnification is not made within five (5) business days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant hereto, the indemnitee will be entitled to seek judicial enforcement of the Corporation's obligation to pay to the indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Corporation may bring an action, in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of the indemnitee to receive indemnification hereunder due to the occurrence of any event described in subclause (i) or (ii) of the first sentence of this paragraph (a "Disqualifying Event"); provided, however, that in any such action the Corporation will have the burden of proving the occurrence of such Disqualifying Event.

     The Corporation will be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to the provisions hereof that the procedures and presumptions hereof are not valid, binding, and enforceable and will stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions hereof.

     In the event that the indemnitee, pursuant to the provisions hereof, seeks a judicial adjudication of, or an award in arbitration to enforce, his or her rights under, or to recover damages for breach hereunder, the indemnitee will be entitled to recover from the Corporation, and will be indemnified by the Corporation against, any expenses actually and reasonably incurred by the indemnitee if the indemnitee prevails in such judicial adjudication or arbitration. If it is determined in such judicial adjudication or arbitration that the indemnitee is entitled to receive part but not all

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

of the indemnification or advancement of expenses sought, the expenses incurred by the indemnitee in connection with such judicial adjudication or arbitration will be prorated accordingly.


For purposes of this Article VI:

     "Change in Control" means the occurrence of any of the following events:

             (1) The Corporation is merged, consolidated, or reorganized into or with another corporation or other legal entity, and as a result of such merger, consolidation, or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or entity immediately after such transaction are held in the aggregate by the holders of the voting stock immediately prior to such transaction;

             (2) The Corporation sells or otherwise transfers all or substantially all of its assets to another corporation or other legal entity and, as a result of such sale or transfer, less than a majority of the combined voting power of the then-outstanding securities of such other corporation or entity immediately after such sale or transfer is held in the aggregate by the holders of voting stock immediately prior to such sale or transfer;

             (3)  There is a report filed on Schedule 13D or Schedule
14D-1 (or any successor schedule, form, or report or item therein), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any person (as the term "person. is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing thirty-five percent (35%) or more of the combined voting power of the voting stock; provided, however, that no person will be deemed a member of a "group" (as that term is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) for purposes of this Article VI solely by reason of being a party to the Stockholders Agreement dated as of November 3, 1993 by and among the Corporation and William F. Compton, Don R. Jacobs and Marcus P. Spiegel, as ALPA Trustees, Shawmut Bank, as IAM Trustee, Plan Trustee Committee of IFFA, Trans World Airlines Employees' Stock Ownership Plan, as IFFA Trustee, Glenn R. Zander, as Other Employee Trustee, and LaSalle National Trust, N.A., as Voting Trustee; or

             (4) The Corporation files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form, or report or item therein) that a change in control of the Corporation has occurred or will occur in the future pursuant to any then-existing contract or transaction.

Notwithstanding the immediately above clauses (3) and (4), unless otherwise determined in a specific case by majority vote of the Board of Directors, a "Change in Control" will not be deemed to have occurred for purposes of such clauses solely because (x) the Corporation, (y) an entity in which the Corporation, directly or indirectly, beneficially owns fifty percent (50%) or more of the

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

voting securities (a "Subsidiary"), or (z) any employee stock ownership plan or any other employee benefit plan of the Corporation or any Subsidiary either Files of becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-l, Form 8-K, or Schedule 14A (or any successor schedule, form, or report or item therein) under the Exchange Act disclosing beneficial ownership by it of shares of voting stock, whether in excess of thirty-five percent (35%) or otherwise, or because the Corporation reports that a change in control of the Corporation has occurred or will occur in the future by reason of such beneficial ownership.

     "Disinterested Director" means a Director who is not or was not a party to the Proceeding in respect of which indemnification is sought by the indemnitee.

     "Independent Counsel" means a law firm or a member of a law firm that neither presently is, nor in the past five (5) years has been, retained to represent (i) the Corporation or the indemnitee in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" will not include any person who, under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, would be precluded from representing either the Corporation or the indemnitee in an action to determine the indemnitee's rights hereunder.

     The Corporation may purchase and maintain insurance to protect itself and any indemnitee against any expenses, judgments, fines, and amounts paid in settlement or incurred by any indemnitee in connection with any proceeding to the fullest extent permitted by the GCL as then in effect The Corporation may enter into contracts with any person entitled to indemnification hereunder or otherwise, and may create a trust fund, grant a security interest, or use other means (include without limitation a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided hereunder.


                      ARTICLE VII - MISCELLANEOUS

     Section 7.1. Form of Records

     Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device; provided, however, that the records so kept can be converted into clearly legible written form within a reasonable time. The Corporation shall so convert any records so kept on the request of any person entitled to inspect the same.

     Section 7.2  Waiver of Notice

     Whenever notice is required to be given under any provision of the GCL, the Certificate of Incorporation or the By-Laws, a written waiver thereof, signed by a person entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent notice to such person. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except

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

when such person attends a meeting for the express purpose of objecting, at the beginning of such meeting, to the transaction of any business because such meeting had not been lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders or of the Board of Directors or of any committee thereof need be specified in any written waiver of notice.

     Section 7.3  Voting upon Stock

     Unless otherwise ordered by the Board of Directors, the Chairman of the Board, the President, the Secretary, or the Treasurer shall have full power and authority to attend and vote at any meeting of stockholders of any corporation in which the Corporation may own stock and to grant proxies and to give written consents in respect of such stock. The Board of Directors may from time to time confer like powers on any other person or persons.

     Section 7.4  Collections and Depositories

     Checks, drafts, and other instruments for the payment of money to the Corporation shall be endorsed for collection, either manually or by facsimile, by such Officer or Officers or other person or persons as may from time to time be specified by the Board of Directors or in a manner prescribed by the Board of Directors and shall be deposited in such banks, trust companies, or other depositories as may be designated from time to time by the Board of Directors or in a manner prescribed by the Board of Directors.

     Section 7.5  Checks

     Checks, drafts or other instruments for the payment of money by the Corporation shall be signed in such manner, either manually or by facsimile, by such Officer or Officers or other person or persons as may from time to time be specified by the Board of Directors or in a manner prescribed by the Board of Directors.

     Section 7.6  Fiscal Year

     The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December in each year.

     Section 7.7  Corporate Seal

     The Corporate Seal of the Corporation shall be in such form as the Board of Directors may from time to time prescribe and the Secretary or the Treasurer or any Assistant Secretary or Assistant Treasurer may cause it or a facsimile thereof to be impressed or fixed or in any other manner reproduced on any instrument that is to be sealed with the Corporate Seal and may attest the same.

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

     Section 7.8  Reliance upon Books, Reports, and Records

     Each Director, each member of a committee designated by the Board of Directors, and each officer of the Corporation will, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports, or statements presented to the Corporation by any of the Corporation's officers or employees, or committees of the Board of Directors, or by any other person or entity as to matters the Director, committee member, or officer believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

     Section 7.9  Time Periods

     In applying any provision of these By-Laws that requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days will be used unless otherwise specified, the day of the doing of the act will be excluded, and the day of the event will be included.

     Section 7.10 Certain Defined Terms

     Terms used herein with initial capital letters that are not otherwise defined are used herein as defined in the Certificate of Incorporation.

     Section 7.11 Ratifications

     Any transaction, questioned in any law suit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or stockholder, nondisclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment by the Board of Directors or by the stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

     Section 7.12 Authority for Certain Corporate Actions

     The following actions must be approved by the Board of Directors, which approval shall not be given over the dissenting vote of (i) the Directors elected by the holders of ALPA Preferred Stock, IFFA Preferred Stock and IAM Preferred Stock ("Labor Directors") plus (ii) two Directors other than the Labor Directors:

             (a) any sale, transfer or disposition of, in a single or series of transactions, twenty percent (20%) or more of the Corporation's assets, except for transactions in the ordinary course of business including aircraft transactions as part of a fleet management plan;

             (b) any merger or consolidation of the Corporation with or into another entity;

             (c)  any business combination within the meaning of
Section 203 of the GCL;


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             (d)  a dissolution or liquidation of the Corporation;

             (e) any filing of a petition for bankruptcy, reorganization or receivership under any state or federal bankruptcy, reorganization or insolvency law;

             (f) any repurchase, retirement or redemption of the Corporation's stock, or securities prior to their scheduled maturity or expiration, except for mandatory redemptions of any redeemable preferred stock of the Corporation and for redemptions out of proceeds of any substantially concurrent offering of comparable or junior securities;

             (g) any acquisition of assets not related to the Corporation's current business as an air carrier in a single or series of related transactions in excess of $50,000,000 adjusted annually by reference to the Consumer Price Index as published from time to time by the Bureau of Labor Statistics; or

             (h) any sale of the Corporation's capital stock or securities convertible into capital stock of the Corporation to any person if (A) at the time of issuance or (B) assuming conversion of all outstanding convertible securities of the Corporation, such person or entity would own twenty percent (20%) or more of the outstanding capital stock of the Corporation.


           ARTICLE VIII - AMENDMENT AND SEVERABILITY OF BY-LAWS

     Section 8.1. Amendment

     (a) To the extent permitted in the Certificate of Incorporation and the By-Laws, the Board of Directors shall have power to adopt, amend or repeal By-Laws. To the extent permitted in the Certificate of Incorporation and the By-Laws, By-Laws adopted by the Board of Directors may be repealed or changed, and new By-Laws made, by the stockholders, and the stockholders may prescribe that any By-Law made by them shall not be altered, amended or repealed by the Board of Directors.

     (b) Notwithstanding any provision of the Certificate of Incorporation or these By-Laws to the contrary, the following provisions of these By-Laws shall not be amended prior to September 1, 2000 without the affirmative vote of the Directors elected by the holders of the ALPA Preferred Stock, IAM Preferred Stock and IFFA Preferred Stock: Section 3.10(i), Section 7.12 and this Section 8.1(b).


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     Section 8.2. SEVERABILITY

     If any provision or provisions of these By-Laws are held to be invalid, illegal, or unenforceable for any reason whatsoever: (i) the validity, legality, and enforceability of the remaining provisions of these By-Laws (including without limitation all portions of any paragraph of these By-Laws containing any such provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal, or unenforceable) will not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of these By-Laws (including without limitation all portions of any paragraph of those By-Laws containing any such provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal, or unenforceable) will be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.


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